4% PROMISSORY NOTE

$ ______	Issuance Date: As of September 24, 2014

FOR VALUE RECEIVED, each of the persons and entities who are listed on Schedule A hereto (each a “Maker” and collectively, the “Maker”), does hereby severally and not jointly and severally, unconditionally agrees and promises to pay to the order of LOGICAL CHOICE CORPORATION, a Nevada corporation (“LCC”) and/or its successors and assigns (collectively, with LCC, the “Holder”), at 1045 Progress Circle, Lawrenceville, Georgia, the principal amount that is set forth above (the “Principal Indebtedness”), together with interest payable on the outstanding Principal Indebtedness evidenced by this Note, calculated from the Issuance Date to the payment date, at the rate of four (4%) percent per annum (the “Interest Rate”).

1. Purchase Agreement. This Note is given as consideration for the purchase by the Maker of shares of common stock of LCC (the “Shares”), pursuant to a share purchase agreement, effective as of the Issuance Date, among the Maker, LCC and other individuals and entities (the “Purchase Agreement”). Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Purchase Agreement.

2. Maturity Date; Prepayment Options.

(a) The entire Principal Indebtedness of this Note that is attributable to the Maker, together with all interest accrued on the outstanding Principal Indebtedness at the Interest Rate shall be due and payable by Maker ON DEMAND by the Holder, but in no event later than the date that either (i) a registration statement on Form S- in connection with an initial public offering of Common Stock of the Company (an “IPO”) 1declared effective by the SEC, or (ii) a transaction is consummated pursuant to which the Shares shall be exchanged or substituted for shares of common stock of a publicly traded corporation (an “RTO”) (either, the “Maturity Date”).

(b) The Maker may prepay this Note, in whole or in part, at any time on or before the Maturity Date, without premium or penalty of any kind.

3. Method of Payment. The Maker shall pay or prepay the Principal Indebtedness and accrued interest due under this Note either in cash, or if requested by the Maker and approved by the Holder, by delivering back to LLC the Shares for cancellation.

4.  Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) hereunder:

(a) A Maker shall fail to make the payment on this Note or pay any amounts due and owing on this Note when due, whether at maturity, by acceleration, by notice of prepayment or otherwise;

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), a Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors, or (v) admit in writing its inability to pay its debts as they become due; or

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against a Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker for all or substantially all of Maker’s properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within ninety (90) days.

5.  Remedies. Upon the occurrence of an Event of Default (unless all Events of Default have been cured or waived by Holder), the entire unpaid Principal Indebtedness of this Note and all interest thereon shall be due and payable, and Holder may exercise any and all rights and remedies available to it under applicable law, including without limitation, the right to collect from the applicable Maker all sums due under this Note. Whether or not Holder exercises such option to accelerate the Note, the entire Principal Indebtedness then outstanding and all accrued interest shall bear interest from the date of such Event of Default at a default rate of Ten Percent (10%) (“Default Interest”) and the Principal balance shall continue to bear the Default Interest until such time as any and all Event(s) of Default have been cured. Default Interest is payable on demand. Holder’s failure to exercise any right or remedy shall not be a waiver of the right to exercise the same upon any subsequent Event of Default.

6.  Cancellation. After all Principal Indebtedness and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

7.  Governing Law and Jurisdiction. This Note shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the Maker hereby consent to the exclusive jurisdiction of any federal or state court of competent jurisdiction in the State of Nevada in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

8. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. If there is any provision of this Note or the application thereof to any party or circumstance, which shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note, or the application of such provisions to other parties or circumstances. If at any time the rate of interest provided for herein shall exceed the maximum permitted by law, the rate of interest provided for herein shall be deemed to be the maximum permitted under applicable law.

9.  Expenses. If this Note is placed in the hands of an attorney for collection after default or maturity, or is collected by legal proceedings of any kind, Maker agrees to pay all costs of collection incurred by Holder, including attorneys’ fees.

10. Assignment. This Note shall be binding upon and inure to the benefit of Maker and Holder (or other holder of this Note) and their respective successors and permitted assigns, but shall not be assignable or delegable by Maker without the prior written consent of Holder; provided, further, that nothing in this Note is intended to limit Holder’s ability to either sell or assign his rights under this Note to any party identified by Holder.

11. Headings and Pronouns. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.

12. Application of Payments. All payments shall be applied first to accrued interest at the Interest Rate (or Default Interest Rate) and then to the then outstanding Principal Indebtedness of this Note.

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IN WITNESS WHEREOF, this Note has been executed by the Maker as of the ___ day of November 2014 to be effective as of the Issuance Date set forth above.

Name of Maker

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